EXHIBIT 23.3





                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
UCI Medical Affiliates, Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated September 30, 1997, October 30, 1997, October 10, 1997, December 5, 1997, December 22, 1997 and April 29, 1998 included in the Forms 8-K/A of UCI Medical Affiliates, Inc. filed with the Securities and Exchange Commission on October 14, 1997, November 13, 1997, November 19, 1997, December 11, 1997, January 7,
1998 and May 11, 1998, repectively.


/s/ Scott, Holloway & McElveen LLP



Columbia, South Carolina

August 20, 1998